UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 15, 2017
Xplore Technologies Corp.
 (Exact name of registrant as specified in its charter)
Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 RR 2222, Building II
Austin, Texas  78730
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(512) 336-7797
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2017, the Board of Directors of Xplore Technologies, Inc. (the “Company”) extended an offer to Robert N. McFarland to serve as a director of the Company, which offer was accepted on August 15, 2017.  Mr. McFarland will fill the vacancy left by the previously announced resignation of Brian E. Usher-Jones, who had agreed to continue to serve on the Board of Directors until his replacement was identified and duly appointed or elected to the Board of Directors.  Mr. McFarland qualifies as an independent director, as defined under The NASDAQ Stock Market Rules, and will initially serve on at least two yet to be determined committees of the Board of Directors of the Company.  Mr. McFarland’s background and experience includes having executive experience with domestic and international enterprises and having served in the federal government.

Most recently, Mr. McFarland served as Assistant Secretary for Information and Technology in the Department of Veterans Affairs (VA) from 2004 through 2006.  Since leaving the VA, Mr. McFarland has been providing consulting services in his individual capacity.  Prior to joining the VA, Mr. McFarland served as Vice President of Governmental Relations with Dell Computer Corporation, and served in various other management positions with Dell beginning in 1996.  Mr. McFarland’s qualifications to serve on the Company’s Board of Directors include his extensive executive management experience with domestic and international enterprises and having served in the federal government.  Mr. McFarland’s selection as a director was not pursuant to any arrangement or understanding between Mr. McFarland and any other persons.  The Company has not been a party to any transaction, and is not a party to any currently proposed transaction, in which Mr. McFarland had or will have a direct or indirect material interest, other than (i) the Company’s standard compensation for members of the Company’s Board of Directors, currently $24,000 in annual cash fees, paid quarterly in the amount of $6,000, and quarterly fees of $2,000 for service on up to two committees, and (ii) an initial grant of options to purchase 30,000 shares of the Company’s common stock under the Company’s 2009 Stock Incentive Plan, at a price per share equal to the closing sale price of the common stock on The NASDAQ Stock Market on the date of Mr. McFarland’s acceptance of the offer.

Section 7— Regulation FD

Item 7.01 Regulation FD Disclosure

On August 16, 2017, the Company issued a press release announcing the appointment of Mr. McFarland to the Company’s Board of Directors.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.2 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated August 16, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

By:       /s/Tom Wilkinson
Name:  Tom Wilkinson
Title:    Chief Financial Officer

Dated: August 16, 2017